SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     March 1, 2012

ADVANCED CELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50295	87-0656515
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

33 Locke Drive, Marlborough, MA 01752
(Address of principal executive offices, including zip code)

(508) 756-1212
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On March 1, 2012, Advanced Cell Technology, Inc. (the “Company”) issued a press release announcing its financial results for the year ended December 31, 2011 and certain other information, including certain information regarding a proposed reverse stock split. A copy of the Company’s press release announcing these financial results and certain other information is attached hereto as Exhibit 99.1.

Additional Information and Where to Find It

The Company has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement in connection with the Company’s proposal to effect a reverse stock split. The Company plans to file a definitive proxy statement with the SEC and furnish such definitive proxy statement to stockholders of record on the record date for the meeting at which stockholders will be asked to approve the proposed reverse stock split. The Company, Mr. Rabin and certain of its directors, executive officers and other members of management may, under SEC rules, be deemed “participants” in the solicitation of proxies from the Company’s stockholders with respect to the proposed reverse stock split. INVESTORS AND STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED REVERSE STOCK SPLIT ABOUT THE PROPOSAL AND OTHER IMPORTANT INFORMATION INCLUDING THOSE PERSONS WHO MAY BE DEEMED “PARTICIPANTS” IN THE SOLICITATION. Investors and stockholders may obtain a free copy of the definitive proxy statement when it becomes available, and other documents filed by the Company with the SEC, including the preliminary proxy statement, at the SEC’s web site at http://www.sec.gov. Free copies of the definitive proxy statement, when it becomes available, and the Company’s other filings with the SEC may also be obtained from the Company by directing a request to Advanced Cell Technology, Inc., 33 Locke Drive, Marlborough, Massachusetts 01752, Attention: Secretary.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 1, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED CELL TECHNOLOGY, INC.

	By:	/s/ Gary Rabin
Gary Rabin
Chief Executive Officer
Dated: March 2, 2012